Vocera Announces First Quarter Revenue of $36.3 million

SAN JOSE, Calif. - April 27, 2017 - Vocera Communications, Inc. (NYSE: VCRA), a recognized leader in clinical communication and workflow solutions, today reported total revenue of $36.3 million for the first quarter of 2017, an increase of 36% compared to revenue of $26.8 million in the first quarter of 2016.

“Q1 was a great start to 2017 for Vocera. We delivered strong revenue growth that demonstrates the power of our integrated communication solution,” said Brent Lang, president and CEO of Vocera. “Momentum in the business is continuing, with strategic new customer bookings, successful large-scale deployments and high customer loyalty.”

First quarter of 2017 financial highlights include:

•	Total revenue of $36.3 million, up 36% year-over-year

•	GAAP loss per share of $(0.24); non-GAAP loss per share of $(0.05)

•	GAAP net loss of $(6.6) million; Adjusted EBITDA of $(0.6) million

•	Deferred revenue of $56.0 million as of March 31, 2017

•	Cash, cash equivalents and short-term investments of $71.3 million as of March 31, 2017; no debt

First Quarter 2017 Results
Total revenue for the first quarter of 2017 was $36.3 million, compared to $26.8 million in the first quarter of 2016.

(in thousands)	Three months ended March 31,
	2017	2016	% change
Product revenue
Device	$14,121	$10,403	35.7%
Software	5,912	3,399	73.9
Total product	20,033	13,802	45.1

Service revenue
Maintenance and support	11,852	10,152	16.7
Professional services and training	4,410	2,823	56.2
Total service	16,262	12,975	25.3
Total revenue	$36,295	$26,777	35.5%

GAAP gross margin for the first quarter of 2017 was 57.1%, compared to 62.3% in the first quarter of 2016. Gross margin includes the added cost of revenues related to the Extension Healthcare acquisition.

	Three months ended March 31,
	2017	2016
Gross margin
Product	68.0%	67.8%
Service	43.7	56.5
Total gross margin	57.1%	62.3%

Non-GAAP gross margin
Product	71.8%	68.5%
Service	47.1	58.2
Total non-GAAP gross margin	60.7%	63.5%

GAAP net loss for the first quarter of 2017 was $(6.6) million, or $(0.24) per share, compared to $(3.6) million, or $(0.14) per share in the first quarter of 2016.

	Three months ended March 31,
(in thousands except per share amounts)	2017	2016
Net loss	$(6,640)	$(3,584)
Net loss per share	$(0.24)	$(0.14)
Non-GAAP net loss	$(1,515)	$(852)
Non-GAAP net loss per share	$(0.05)	$(0.03)
Adjusted EBITDA	$(555)	$(385)

Deferred revenue at March 31, 2017, was $56.0 million compared to $55.0 million at December 31, 2016. Cash equivalents and short-term investments were $71.3 million at March 31, 2017 and $74.1 million at December 31, 2016. The Company continues to have a strong balance sheet with no debt.

Full Year and Second Quarter 2017 Guidance
For the full-year 2017, the Company expects revenue between $154 million and $161 million and a GAAP loss per share between $(0.79) and $(0.58). The Company expects non-GAAP net income per share to be between $0.02 and $0.19 and non-GAAP Adjusted EBITDA to be between $5.0 million and $10.0 million.

For the second quarter of 2017, the Company expects revenue between $36.0 million and $38.0 million and a GAAP loss per share between $(0.28) and $(0.23). The Company also expects non-GAAP net loss per share to be between $(0.08) and $(0.03) and non-GAAP Adjusted EBITDA to be between $(1.0) million and $0.4 million.

(in millions except per share amounts)	Q2’17		FY’17
	Low	High	Low	High
Revenue	$36.0	$38.0	$154.0	$161.0
Loss per share	$(0.28)	$(0.23)	$(0.79)	$(0.58)
Diluted non-GAAP net income (loss) per share	$(0.08)	$(0.03)	$0.02	$0.19
Adjusted EBITDA	$(1.0)	$0.4	$5.0	$10.0

Certain amounts in our release may not re-compute due to rounding. A reconciliation of non-GAAP to GAAP financial measures, and second quarter and full-year guidance, are included in the financial schedules.

Conference Call Information
Vocera Communications will host a conference call at 5 p.m. ET (2 p.m. PT) today, April 27, 2017, to discuss the Company’s results.

Investors may access a free, live webcast of the call through the Investors section of the Company’s website at investors.vocera.com.

The call also can be accessed by dialing 877-201-0168, or 647-788-4901 for international callers, and using the access code 6048202.

A webcast replay of the call will be archived at investors.vocera.com.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the U.S. federal securities laws, including statements regarding future events, such as our ability to continue execute on our business plans and strategies and our expected operating results for the second quarter and full year 2017. These forward-looking statements are based on limited information currently available to us and our management`s expectations, which are inherently subject to change and involve a number of risks and uncertainties.
Actual events or results may differ materially from those in any forward-looking statement due to various factors, including but not limited to, our ability to achieve anticipated strategic or financial benefits from our acquisitions; changes in regulations in the U.S. and other countries; the effects on government and commercial hospital customers of the federal budget and budgetary uncertainty; changes in healthcare insurance coverage and consumers’ utilization of healthcare and hospital services; our ability to achieve and maintain profitability; the demand for our various solutions in the healthcare and other markets; our lengthy and unpredictable sales cycle; our ability to offer high-quality services and support for our solutions; our ability to acquire the sole and limited source hardware and software components of our solutions; our ability to obtain the required capacity and product quality from our contract manufacturer; our ability to develop and introduce new solutions and features to existing solutions and to manage our growth; and the other factors described in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as our other filings with the Securities and Exchange Commission (SEC). Our filings with the SEC are available on the Investors section of the Company’s web site at www.vocera.com. The financial and other information contained in this press release should be read in conjunction with the financial statements and notes thereto included in our filings with the SEC. Our operating results for any historical period, including the first quarter of 2017, are not necessarily indicative of our operating results for any future periods. This press release speaks only as of its date. We assume no obligation to update the information in this press release, to revise any forward-looking statements, or to update the reasons actual events or results could differ materially from those anticipated in forward-looking statements.

Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates the Company’s results and makes operating decisions using various GAAP and non-GAAP measures. In addition to our GAAP results, we also consider non-GAAP gross margin, non-GAAP gross margin for products and for services, non-GAAP net income/(loss), non-GAAP earnings/(loss) per diluted share and non-GAAP operating expenses. We also present Adjusted EBITDA, a non-GAAP measure that we reconcile to net income/(loss). These non-GAAP measures should not be considered as a substitute for the corresponding financial measure derived in accordance with GAAP. We present the non-GAAP measures because we consider them to be important supplemental information for our investors for analyzing our performance, core operating results and trends. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures included with this press release.
Our non-GAAP gross margins, non-GAAP net income/(loss), non-GAAP earnings/(loss) per diluted share, non-GAAP operating expenses, and Adjusted EBITDA are exclusive of certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis because such items are not related to our ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:
a) Stock-based compensation expense impact. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options and restricted stock units as non-GAAP adjustments in each period.
b) Amortization of acquired intangibles. We acquired certain companies in 2010, 2014 and 2016, and booked intangible assets related to these acquisitions. The amortization of these acquired intangible assets is excluded from non-GAAP net income because it is not related to ongoing controllable management decisions and because it is non-cash in nature.

c) Acquisition related expenses. In addition to the amortization of acquired intangibles mentioned above, we also adjust for certain acquisition-related expenses that we may incur including (i) professional service fees and (ii) transition costs. Professional service fees include third party costs related to the acquisition, such as due diligence costs, accounting fees, legal fees, valuation services and commissions, if any. Transition costs include retention payments, transitional employee costs and earn-out payments (including amounts relating to the distribution of purchase consideration among the selling equity holders) treated as compensation expense. We consider such costs and adjustments as highly variable in amount and frequency, being significantly impacted by the timing and size of any acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management can better focus on the organic continuing operations of our baseline and acquired businesses.
d) Restructuring costs. We exclude restructuring costs from non-GAAP measures because we do not regard these limited-term or one-time costs as reflective of normal costs we incur to operate our business. These are defined in U.S. GAAP to include one-time employee termination benefits, contract termination costs, and other associated costs, with respect to exit or disposal activities.
Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Vocera’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock award grants.
We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:
1) Such non-GAAP financial measures provide an additional analytical tool for understanding our financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;
2) These non-GAAP financial measures facilitate comparisons to the operating results of other companies commonly compared to us, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance; and
3) These non-GAAP financial measures are employed by our management in their own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting.
Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:
i) While share-based compensation constitutes one of our ongoing and recurring expenses, it is not an expense that requires cash settlement by us. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.
ii) We present share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation are dependent upon the trading price of our common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•
Our stock options, restricted stock units, and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future; and

•	Other companies may calculate non-GAAP financial measures differently than us, limiting their usefulness as a comparative measure.
Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between our non-GAAP and GAAP financial results is set forth in the financial tables referred to above, and linked to, this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results for the respective periods.
About Vocera:
The mission of Vocera Communications, Inc. is to simplify and improve the lives of healthcare professionals and patients, while enabling hospitals to enhance quality of care and operational efficiency. In 2000, when the company was founded, we began to forever change the way care teams communicate. Today, Vocera continues to offer the leading platform for clinical communication and workflow. More than 1,400 hospitals and health systems around the world, have selected our solutions for care teams to text securely using smartphones or make calls with our hands-free, wearable Vocera Badge. Interoperability between Vocera and more than 120 clinical systems helps reduce alarm fatigue, speed up staff response times, and improve patient care, safety and experience. In addition to healthcare, Vocera is at home in luxury hotels, nuclear facilities, libraries, retail stores and more. Vocera makes a difference in any industry where workers are on the move and need to connect instantly with team members and access resources or information quickly. Learn more at www.vocera.com, and follow @VoceraComm on Twitter.
The Vocera logo is a trademark of Vocera Communications, Inc. Vocera® is a trademark of Vocera Communications, Inc. registered in the United States and other jurisdictions. All other trademarks appearing in this release are the property of their respective owners.

Contacts:

Investors:
Sue Dooley
Vocera Communications, Inc.
408.882.5971
investorrelations@vocera.com

Media:
Tara Stultz
Amendola Communications
440.225.9595
tstultz@acmarketingpr.com

Vocera Communications, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended March 31,
	2017	2016
Revenue
Product	$20,033	$13,802
Service	16,262	12,975
Total revenue	36,295	26,777
Cost of revenue
Product	6,409	4,449
Service	9,155	5,650
Total cost of revenue	15,564	10,099
Gross profit	20,731	16,678
Operating expenses
Research and development	6,929	3,972
Sales and marketing	14,581	12,026
General and administrative	5,695	4,336
Total operating expenses	27,205	20,334
Loss from operations	(6,474)	(3,656)
Interest income	105	178
Other income (expense), net	109	(14)
Loss before income taxes	(6,260)	(3,492)
Provision for income taxes	(380)	(92)
Net loss	$(6,640)	$(3,584)

Net loss per share
Basic and diluted	$(0.24)	$(0.14)
Weighted average shares used to compute net loss per share
Basic and diluted	27,751	26,379

Vocera Communications, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	March 31, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$43,084	$35,033
Short-term investments	28,250	39,033
Accounts receivable, net of allowance	24,571	24,142
Other receivables	1,140	1,211
Inventories	3,744	4,556
Prepaid expenses and other current assets	3,777	3,364
Total current assets	104,566	107,339
Property and equipment, net	5,851	5,894
Intangible assets, net	17,068	18,200
Goodwill	49,246	49,246
Other long-term assets	1,516	1,394
Total assets	$178,247	$182,073
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,135	$3,231
Accrued payroll and other current liabilities	12,757	15,896
Deferred revenue, current	39,745	43,845
Total current liabilities	55,637	62,972
Deferred revenue, long-term	16,292	11,155
Other long-term liabilities	4,570	4,505
Total liabilities	76,499	78,632
Stockholders' equity	101,748	103,441
Total liabilities and stockholders’ equity	$178,247	$182,073

Vocera Communications, Inc.
Three months ended March 31, 2017

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2017	expense (a)	(b)	expense (c)	adjustments	2017
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$20,033	—	—	—	$—	$20,033
Service	16,262	—	—	—	—	16,262
Total revenue	36,295	—	—	—	—	36,295
Cost of revenue
Product	6,409	66	692	—	758	5,651
Service	9,155	454	—	96	550	8,605
Total cost of revenue	15,564	520	692	96	1,308	14,256
Gross profit	$20,731	$520	$692	$96	$1,308	$22,039

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2017	expense (a)	(b)	expense (c)	adjustments	2017
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$6,929	$412	$—	$35	$447	$6,482
Sales and marketing	14,581	1,265	385	8	1,658	12,923
General and administrative	5,695	1,386	55	271	1,712	3,983
Total operating expenses	$27,205	$3,063	$440	$314	$3,817	$23,388
(a) This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b) This adjustment reflects the accounting impact of acquisitions in 2010, 2014 and 2016 in non-cash expense.
(c) This adjustment reflects the costs associated with the acquisition in 2016.

Three months ended March 31, 2016
		Stock	Intangible
(In thousands)	GAAP	compensation	amortization	Total	Non-GAAP
	2016	expense (a)	(b)	adjustments	2016
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$13,802	—	—	$—	$13,802
Service	12,975	—	—	—	12,975
Total revenue	26,777	—	—	—	26,777
Cost of revenue
Product	4,449	40	60	100	4,349
Service	5,650	229	—	229	5,421
Total cost of revenue	10,099	269	60	329	9,770
Gross profit	16,678	269	60	329	17,007

		Stock	Intangible
(In thousands)	GAAP	compensation	amortization	Total	Non-GAAP
	2016	expense (a)	(b)	adjustments	2016
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	3,972	226	—	226	3,746
Sales and marketing	12,026	1,010	46	1,056	10,970
General and administrative	4,336	1,041	80	1,121	3,215
Total operating expenses	20,334	2,277	126	2,403	17,931
(a) This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b) This adjustment reflects the accounting impact of acquisitions in 2010 and 2014 in non-cash expense.

Vocera Communications, Inc.
Non-GAAP Net income (loss) and net income (loss) per share and Adjusted EBITDA
(In thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,
	2017	2016
GAAP net loss	$(6,640)	$(3,584)
Add back:
Stock compensation expense	3,583	2,546
Acquisition related expenses	410	—
Interest income	(92)	(165)
Depreciation and amortization expense	1,804	726
Provision for income taxes	380	92
Non-GAAP adjusted EBITDA	$(555)	$(385)

GAAP net loss	$(6,640)	$(3,584)
Add back:
Stock compensation expense	3,583	2,546
Intangible amortization	1,132	186
Acquisition related expenses	410	—
Non-GAAP net loss	$(1,515)	$(852)
Net loss per share
Basic	$(0.05)	$(0.03)
Diluted	$(0.05)	$(0.03)
Weighted average shares used to compute net loss per share
Basic	27,751	26,379
Diluted	27,751	26,379

Vocera Communications, Inc.
Future guidance for operating results
(In millions, except per share amounts)

Reconciliation for GAAP to Non-GAAP for net income (loss) and net income (loss) per share
	Q2-17		FY-17
	Low	High	Low	High
Revenue	$36.0	$38.0	$154.0	$161.0
GAAP net loss	(8.0)	(6.5)	(22.6)	(16.5)
Stock compensation expense	4.3	4.3	16.5	15.5
Intangible amortization expense	1.2	1.2	4.8	4.8
Acquisition and restructuring expense	0.3	0.3	1.7	1.7
Total adjustments	5.8	5.8	23.0	22.0
Non-GAAP net income (loss)	$(2.1)	$(0.7)	$0.5	$5.5
Weighted average shares (in thousands)
Basic	28,100	28,100	28,300	28,300
Diluted - GAAP	28,100	28,100	28,300	28,300
Diluted - Non-GAAP	28,100	28,100	29,132	29,132

GAAP net loss per share, basic and diluted	$(0.28)	$(0.23)	$(0.79)	$(0.58)

Non-GAAP net income (loss) per share :
Basic	$(0.08)	$(0.03)	$0.02	$0.19
Diluted	$(0.08)	$(0.03)	$0.02	$0.19

Reconciliation of Non-GAAP net income (loss) to adjusted EBITDA
	Q2-17		FY-17
	Low	High	Low	High
Non-GAAP net income (loss)	$(2.1)	$(0.7)	$0.5	$5.5
Interest income, net	(0.1)	(0.1)	(0.3)	(0.3)
Depreciation expense	0.7	0.7	2.8	2.8
Provision for income taxes	0.5	0.5	2.0	2.0
Total adjustments	1.1	1.1	4.5	4.5
Adjusted EBITDA	$(1.0)	$0.4	$5.0	$10.0

* Amounts may not recompute due to rounding.